Consensus Cloud Solutions, Inc.
Reports First Quarter 2023 Results
Reaffirms 2023 Guidance

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported preliminary financial results for the first quarter of 2023.

FIRST QUARTER UNAUDITED 2023 HIGHLIGHTS

Q1 2023 GAAP quarterly revenues increased by $2.2 million or 2.4% to $91.5 million compared with $89.3 million for Q1 2022. Our growth was primarily due to an increase of $2.9 million or 6.2% in our Corporate business; partially offset by a decline of $0.7 million or 1.8% in our SoHo business. On a constant dollar basis, revenues grew by $2.7 million or 3.0% over the prior comparable period.

GAAP net income (1) decreased to $15.5 million in Q1 2023 compared to $18.5 million for Q1 2022. The decrease is primarily due to increased employee related expenses of $3.2 million, $2.3 million in professional fees in connection with the year-end audit and a $1.0 million noncash foreign exchange impact related to intercompany balances; partially offset by higher revenues.

GAAP net income per diluted share (1) decreased to $0.78 in Q1 2023 compared to $0.92 for Q1 2022. The decrease is related to the items discussed above.

Adjusted EBITDA (3)(4) for Q1 2023 of $44.2 million is unfavorable compared to Q1 2022 adjusted EBITDA (3)(4) of $48.6 million. The decrease is related to the items discussed above. Adjusted non-GAAP earnings per diluted share (1)(2)(3) for the quarter decreased to $1.10 or 17.3% compared to Adjusted non-GAAP earnings per diluted share (1)(2)(3) of $1.33 for Q1 2022. The decrease is related to the items discussed above.

Consensus ended the quarter with $111.3 million in cash and cash equivalents after cash outlays of $9.2 million in repurchases of common stock and $8.5 million in capital expenditures.

Key financial results from operations for Q1 2023 versus Q1 2022 are set forth in the following table. Reconciliations of Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share and Adjusted EBITDA to their nearest comparable GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)			Favorable / (Unfavorable)
	Q1 2023	Q1 2022	Change
GAAP revenues	$91,454	$89,298	2.4%

GAAP net income (1)	$15,458	$18,521	(16.5)%
GAAP net income per diluted share (1)	$0.78	$0.92	(15.2)%
Adjusted non-GAAP net income (1)(2)	$21,993	$26,631	(17.4)%
Adjusted non-GAAP earnings per diluted share (1)(2)(3)	$1.10	$1.33	(17.3)%
Adjusted EBITDA (3)(4)	$44,236	$48,562	(8.9)%
Adjusted EBITDA margin (3)	48.4%	54.4%	(6.0) pts

REAFFIRMS 2023 GUIDANCE (5)

The following table presents ranges for the Company’s 2023 full year guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$370	$380	$390
Adjusted EBITDA	$192	$199	$206
Adjusted non-GAAP earnings per diluted share (6)(7)	$4.93	$5.08	$5.20

VA CONTRACT UPDATE

Subsequent to the quarter, Consensus, Cognosante and the Department of Veterans Affairs (“VA”) successfully implemented Enterprise Cloud Fax (ECFax) at two locations.
Notes:

(1)
The estimated GAAP effective tax rates were approximately 24.9% for Q1 2023 and 27.5% for Q1 2022. The estimated non-GAAP effective tax rates were approximately 20.0% for Q1 2023 and 20.3% for Q1 2022.

(2)
Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the accompanying reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended March 31, 2023 and 2022. Such exclusions totaled $0.32 and $0.41 per diluted share, respectively. Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share are not meant as a substitute for GAAP, but are presented solely for informational purposes.

(3)	Adjusted EBITDA is defined as earnings before interest; other (income) expense, net; income tax expense; depreciation and amortization; and other items used to reconcile GAAP income per diluted share to Adjusted non-GAAP earnings per diluted share, as presented in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but is presented solely for informational purposes.
(4)	See Net Income to Adjusted EBITDA Reconciliation for the components of Consensus adjusted EBITDA.
(5)	Full year guidance is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measures is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.
(6)	Guidance for Adjusted non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles and the impact of unanticipated items, in each case net of tax. The non-GAAP effective tax rate for 2023 is expected to be between 19.7% and 21.7%.
(7)	Guidance for Adjusted non-GAAP earnings per diluted share range reflects an increase in depreciation and amortization year-over-year resulting from increased capitalized software placed into service between $5 million and $7 million over the prior period.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is the world’s largest digital fax provider and a trusted global source for the transformation, enhancement and secure exchange of digital information. We leverage our 25-year history of success by providing advanced solutions for regulated industries such as healthcare, finance, insurance and manufacturing, as well as state and the federal government. Our solutions consist of: cloud faxing; digital signature; intelligent data extraction using natural language processing and artificial intelligence; robotic process automation; interoperability; and workflow enhancement that result in improved healthcare outcomes. Our solutions can be combined with best-in-class managed services for optimal implementations. For more information about Consensus, visit consensus.com and follow @ConsensusCS on Twitter to learn more.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2022 Annual Report on Form 10-K filed by Consensus on March 31, 2023, and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$111,265	$94,164
Accounts receivable, net of allowances of $4,727 and $4,681, respectively	29,644	28,029
Prepaid expenses and other current assets	14,607	14,335
Total current assets	155,516	136,528
Property and equipment, net	61,419	54,958
Operating lease right-of-use assets	7,459	7,875
Intangibles, net	48,096	49,156
Goodwill	347,752	346,585
Deferred income taxes	36,639	35,981
Other assets	6,392	2,816
TOTAL ASSETS	$663,273	$633,899

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$54,305	$41,246
Income taxes payable, current	2,786	2,548
Deferred revenue, current	25,336	24,579
Operating lease liabilities, current	2,818	2,793
Due to Former Parent	207	156
Total current liabilities	85,452	71,322
Long-term debt	794,341	793,865
Deferred revenue, noncurrent	2,316	2,319
Operating lease liabilities, noncurrent	13,379	13,877
Liability for uncertain tax positions	7,438	6,725
Deferred income taxes	737	728
Other long-term liabilities	321	324
TOTAL LIABILITIES	903,984	889,160
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000; total issued is 20,118,967 and 20,105,545 shares and total outstanding is 19,659,661 and 19,916,431 shares at March 31, 2023 and December 31, 2022, respectively	201	201
Treasury stock, at cost (459,306 and 189,114 shares at March 31, 2023 and December 31, 2022, respectively)	(16,791)	(7,596)
Additional paid-in capital	26,859	21,650
Accumulated deficit	(234,950)	(250,408)
Accumulated other comprehensive loss	(16,030)	(19,108)
TOTAL STOCKHOLDERS’ DEFICIT	(240,711)	(255,261)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$663,273	$633,899

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2023	2022
Revenues	$91,454	$89,298

Cost of revenues (1)	17,508	15,104
Gross profit	73,946	74,194
Operating expenses:
Sales and marketing (1)	16,893	15,830
Research, development and engineering (1)	1,904	2,336
General and administrative (1)	21,152	17,369
Total operating expenses	39,949	35,535
Income from operations	33,997	38,659
Interest expense	(12,566)	(13,274)
Other (expense) income, net	(844)	174
Income before income taxes	20,587	25,559
Income tax expense	5,129	7,038
Net income	$15,458	$18,521

Net income per common share:
Basic	$0.78	$0.93
Diluted	$0.78	$0.92

Weighted average shares outstanding:
Basic	19,847,280	19,921,375
Diluted	19,884,657	20,035,827

(1) Includes share-based compensation expense as follows:
Cost of revenues	$296	$223
Sales and marketing	372	273
Research, development and engineering	40	356
General and administrative	4,432	4,551
Total	$5,140	$5,403

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$15,458	$18,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,347	3,706
Amortization of financing costs and discounts	495	461
Non-cash operating lease costs	416	447
Share-based compensation	5,140	5,403
Provision for doubtful accounts	1,831	608
Deferred income taxes, net	(66)	(1,310)
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(3,429)	(3,148)
Prepaid expenses and other current assets	(266)	(494)
Other assets	424	(433)
Increase (decrease) in:
Accounts payable and accrued expenses	12,400	14,799
Income taxes payable	206	4,776
Deferred revenue	735	1,886
Operating lease liabilities	(423)	(459)
Liability for uncertain tax positions	713	—
Other liabilities	(10)	5,145
Net cash provided by operating activities	37,971	49,908
Cash flows from investing activities:
Purchases of property and equipment	(8,548)	(6,915)
Acquisition of businesses, net of cash received	—	(12,855)
Purchase of investments	(4,000)	—
Purchases of intangible assets	—	(1,000)
Net cash used in investing activities	(12,548)	(20,770)
Cash flows from financing activities:
Debt issuance costs	—	(232)
Repurchase of common stock	(9,195)	—
Shares withheld related to net share settlement	(451)	(1,173)
Net cash used in financing activities	(9,646)	(1,405)
Effect of exchange rate changes on cash and cash equivalents	1,324	(647)
Net change in cash and cash equivalents	17,101	27,086
Cash and cash equivalents at beginning of period	94,164	66,778
Cash and cash equivalents at end of period	$111,265	$93,864

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following tables set forth reconciliations regarding certain non-GAAP measures for the three months ended March 31, 2023 and 2022 to the most closely comparable GAAP measure.

	Three Months Ended March 31,
	2023	Per Diluted Share *	2022	Per Diluted Share *
Net income	$15,458	$0.78	$18,521	$0.92
Plus:
Share-based compensation (1)	4,332	0.22	4,911	0.25
Amortization (2)	756	0.04	1,150	0.06
Spin-off related costs (3)	—	—	270	0.01
Non-income related sales tax (4)	383	0.02	262	0.01
Acquisition related integration costs (5)	52	—	102	0.01
Accounting fees for tax provision (6)	—	—	43	—
Intra-entity transfer (7)	882	0.04	1,372	0.07
Sales force realignment (8)	130	0.01	—	—
Adjusted non-GAAP net income	$21,993	$1.10	$26,631	$1.33
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

Non-GAAP Financial Measures

To supplement its unaudited consolidated financial statements, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share-based compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Spin-off related costs. The Company excludes certain expenses associated with the spin-off from Ziff Davis, Inc. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers.

(4) Non-income related sales tax. The Company has excluded certain non-income related sales taxes because this expense is related to our historical sales tax exposure in applicable states that have started to tax Software as a Service (“SaaS”) in recent years. The Company is in the process of remediating the exposure and doesn't believe it will be recurring. As a result, the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business.

(5) Acquisition related integration costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(6) Accounting fees for tax provision. The Company excludes certain costs associated with the preparation for the tax provision because these costs are expected to be nonrecurring. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business.

(7) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that the non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

(8) Sales force realignment. The Company excludes certain business sales force realignment costs such as adjustments to severance and retention bonuses. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2023	2022
Net income	$15,458	$18,521
Plus:
Interest expense	12,566	13,274
Other expense (income), net	844	(174)
Income tax expense	5,129	7,038
Depreciation and amortization	4,347	3,706
EBITDA:
Plus:
Share-based compensation	5,140	5,403
Sales force realignment	173	—
Spin-off related costs	—	359
Non-income related sales tax	510	241
Acquisition related costs	69	136
Accounting fees for the tax provision	—	58
Adjusted EBITDA	$44,236	$48,562

Adjusted EBITDA as calculated above represents earnings before interest, other expense (income), net, income tax and depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation; (2) sales force realignment; (3) spin-off related costs; (4) non-income related sales tax; (5) acquisition related costs; and (6) Accounting fees for the tax provision. We disclose Adjusted EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2 (2)	Q3	Q4 (2)	YTD
2023
Net cash provided by operating activities (1)	$37,971	$—	$—	$—	$37,971
Less: Purchases of property and equipment	(8,548)	—	—	—	(8,548)
Free cash flows	$29,423	$—	$—	$—	$29,423

	Q1	Q2 (2)	Q3	Q4 (2)	YTD
2022
Net cash provided by operating activities (1)	$49,908	$2,298	$37,066	$(6,123)	$83,149
Less: Purchases of property and equipment	(6,915)	(6,829)	(7,316)	(8,985)	(30,045)
Free cash flows	$42,993	$(4,531)	$29,750	$(15,108)	$53,104
(1) The decline in net cash provided by operating activities when compared to Q1 2022 is primarily related to delayed payments of $9.7 million ($4.6 million in taxes payable and $5.1 million in other liabilities - representing balances due to Ziff Davis) in the prior period absent a similar build in the current period and current period voluntary disclosure agreements (“VDA”) payments of $3.4 million.

(2) Net cash provided by operating activities during the second quarter and fourth quarter was impacted by cash outlays related to interest expense payments of approximately $26 million (occurring in Q2 and Q4) and other significant payments.

The Company discloses free cash flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Key Performance Metrics (Unaudited)

The following table sets forth certain key operating metrics for Consensus for the three months ended March 31, 2023 and 2022 (in thousands, except for percentages):

	Three Months Ended March 31,
	2023	2022
Corporate revenue	$49,407	$46,519
Corporate customer accounts (1)	53	46
Corporate ARPA (2)	$315.76	$339.95
Corporate paid adds (3)	3	4
Corporate monthly account churn (4)	1.37%	2.05%

SoHo revenue	$42,030	$42,779
SoHo customer accounts (1)	914	1,027
SoHo ARPA (2)	$15.10	$13.88
SoHo paid adds (3)	78	100
SoHo monthly account churn (4)	3.76%	3.50%
(1) Consensus customers are defined as paying Corporate and SoHo customer accounts.

(2) Represents a monthly ARPA for the quarter or year calculated as follows. Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(3) Paid Adds represents paying new Consensus customer accounts added during the annual period.

(4) Monthly churn is defined as a Consensus paying customer accounts that cancelled its services during the period divided by the average number customers over the period. This measure is calculated monthly and expressed as an average over the applicable period.